Exhibit 10.5

NOVELL, INC.

2009 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION GRANT

This NONQUALIFIED STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of                        , 20     (the “Date of Grant”), is delivered by Novell, Inc. (the “Company”) to                          (the “Grantee”).

RECITALS

A.         The Novell, Inc. 2009 Omnibus Incentive Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company. The Compensation Committee of the Board of Directors of the Company has approved a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders. A copy of the Plan is available at https://innerweb.novell.com/organizations/finance/shareholder_services/ or by contacting the Company’s Director of Shareholder Services.

B.         The Plan is administered by the Committee (as defined in the Plan).

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.         Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase                          shares of common stock of the Company (“Shares”) at an exercise price of $                   per Share.

2.	Exercisability of Option.

(a)         The Option shall become exercisable in accordance with the provisions set forth in Exhibit A attached hereto; provided that the Grantee is employed by, or providing service to, the Company, an Affiliate or a Subsidiary (as such terms are defined in the Plan) on the applicable Certification Date (as defined in Exhibit A attached hereto).

(b)         Unless the Committee provides otherwise, vesting of the Option granted hereunder shall be (i) tolled during any unpaid personal leave of absence and (ii) tolled as of the 91st day of any other leave of absence.

Notwithstanding the foregoing, if a written agreement approved by the Committee (or its duly authorized designee) that is executed between the Company and the Grantee (an “Employment Agreement”) includes provisions that differ from those set forth in this Agreement, the provisions of the Employment Agreement will apply; provided, however, that in no event will the Option expire later than the Termination Date (as defined below in Paragraph 3).

3.	Term of Option.

(a)         The Option shall have a term of eight (8) years from the Date of Grant and shall terminate at the expiration of that period (the “Termination Date”), unless it is terminated at an earlier date pursuant to the provisions of this Agreement, an Employment Agreement, or the Plan.

(b)         The Option shall automatically terminate upon the happening of the first of the following events:

   (i)         The expiration of the three-month period after the Grantee ceases to be employed by, or provide services to, the Company, an Affiliate, or a Subsidiary, if the termination is for any reason other than death, Retirement, Disability (as defined below), or Cause (as defined in the Plan).

   (ii)        The expiration of the one-year period after the Grantee ceases to be employed by, or provide services to, the Company, an Affiliate, or a Subsidiary, if the Grantee dies while employed by, or providing service to the Company, an Affiliate, or a Subsidiary.

   (iii)       The expiration of the one-year period after the Grantee ceases to be employed by, or provide services to, the Company, an Affiliate, or a Subsidiary on account of the Grantee’s Retirement.

   (iv)       The expiration of the one-year period after the Grantee ceases to be employed by, or provide services to, the Company, an Affiliate, or a Subsidiary on account of the Grantee’s Disability. For purposes hereof, “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

   (v)        The date on which the Grantee ceases to be employed by, or provide services to, the Company, an Affiliate, or a Subsidiary for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the eighth (8th) anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide services to, the Company, an Affiliate, or a Subsidiary shall immediately terminate.

4.	Exercise Procedures.

(a)         Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by (i) delivering to the Shareholder Services Department of the Company written notice of intent to exercise (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), the method of payment, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan; or (ii) through use of the on-line service designated by the Company (currently E*TRADE Options Link).

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the aggregate exercise price. The aggregate exercise price of any exercised Option shall be payable to the Company in accordance with one of the following methods: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares, which have been owned by the Grantee for at least six months prior to such delivery, having an aggregate Fair Market Value (as defined in the Plan) at the time of exercise equal to the aggregate exercise price; (iii) by a cashless (broker-assisted) exercise; (iv) by any combination of (i), (ii) and (iii); or (v) any other method approved or accepted by the Committee in its sole discretion. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company for the payment of the aggregate exercise price.

(b)         The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(c)         All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.         Change of Control. If a Change of Control (as defined in the Plan) occurs, the provisions of the Plan and the terms of any Employment Agreement between the Company and the Grantee applicable to a Change of Control shall apply to the Option.

6.         Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7.         Nature of Grant. In accepting the Option, the Grantee acknowledges that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated at any time, unless otherwise provided in the Plan and this Agreement; (ii) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past; (iii) all decisions with respect to future stock option grants, if any, will be at the sole discretion of the Company and the Committee; (iv) the Grantee’s participation in the Plan shall not create a right to further employment with the Company, an Affiliate, or a Subsidiary and shall not interfere with the ability of the Company, an Affiliate, or a Subsidiary to terminate Grantee’s employment relationship at any time with or without cause; (v) the Grantee is voluntarily participating in the Plan; (vi) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (vii) in the event that the Grantee is not an employee of the Company, an Affiliate, or a Subsidiary, the Option grant will not be interpreted to form an employment contract or relationship with the Company or with any Affiliate or Subsidiary; (viii) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (ix) the value of Shares acquired upon vesting may increase or decrease in value, and no claim or entitlement to compensation or damages shall arise from termination of the Option or from any diminution in value of the Option or Shares received upon vesting of the Option, and the Grantee irrevocably releases the Company and all Affiliates and Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and (x) in the event of an involuntary termination of the Grantee’s employment (whether or not in breach of local labor laws), the Grantee’s right to receive the Option and vest under the Plan, if any, will, except as otherwise provided in an Employment Agreement, terminate effective as of the date that Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Grantee’s right to receive Shares pursuant to the Option after termination of employment, if any, will be measured by the date of termination of Grantee’s active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of the Option award.

8.         Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.         No Employment or Other Rights. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN THE EMPLOY OR SERVICE OF THE COMPANY, AN AFFILIATE, OR A SUBSIDIARY AT THE WILL OF THE COMPANY, AN AFFILIATE, OR A SUBSIDIARY, AS THE CASE MAY BE (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED

PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S RELATIONSHIP AS AN EMPLOYEE OR SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.         Data Privacy. The Grantee understands that the Company holds certain personal information about him or her, including, but not limited to, the Grantee’s name, home address and telephone number; date of birth; social security number, social insurance number or other identification number; salary; nationality; job title; any Shares held in the Company; and/or details of all Options or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor (collectively, “Data”). The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s Data by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired upon the exercise of the Option. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in each case without cost, by contacting in writing his or her local human resources representative. The Grantee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

11.         No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

12.         Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement or the Plan, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s Subsidiaries and Affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

13.         Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

14.         Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of Director of Shareholder Services at the corporate headquarters of the Company. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the applicable postal service.

15.         Acceptance. By your acceptance of the Option described in this Agreement, you agree to be bound by the terms of the Plan and this Agreement. You hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

  IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has accepted this Agreement, effective as of the Date of Grant.

NOVELL, INC.

By:

Name:

Title: